UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

F-STAR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus

Cambridge, United Kingdom CB22 3AT

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: +44-1223-497400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	FSTX	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On August 13, 2021, the Company entered into a Sales Agreement (the “2021 Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50.0 million (the “Placement Shares”) through SVB Leerink as its sales agent. The issuance and sale, if any, of the Placement Shares by the Company under the 2021 Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-258783), which was filed with the Securities and Exchange Commission on August 13, 2021.

Upon delivery of a placement notice and subject to the terms and conditions of the 2021 Sales Agreement, SVB Leerink may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market or on any other existing trading market for the Common Stock. SVB Leerink will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay SVB Leerink a commission equal to three percent (3%) of the gross sales proceeds of any Placement Shares sold through SVB Leerink under the 2021 Sales Agreement, and also has provided SVB Leerink with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Stock under the 2021 Sales Agreement. The offering of Placement Shares pursuant to the 2021 Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the 2021 Sales Agreement or (ii) termination of the 2021 Sales Agreement in accordance with its terms.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, has issued a legal opinion relating to the Placement Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., dated August 13, 2021 (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Registrant on August 13, 2021, Reg. No. 333-258783).

10.1	Sales Agreement, dated August 13, 2021, by and between F-star Therapeutics, Inc. and SVB Leerink LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 filed by the Registrant on August 13, 2021, Reg. No. 333-258783).

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 above).

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2021	F-STAR THERAPEUTICS, INC.

	By:	/s/ Darlene Deptula-Hicks
Name: Darlene Deptula-Hicks
	Title:	Chief Financial Officer